EXHIBIT 23.2


                        CONSENT OF DELOITTE & TOUCHE LLP

The Board of Directors
Winnebago Industries, Inc.


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Winnebago Industries, Inc. 1997 Stock Option Plan of our report dated October 21, 1997 with respect to the consolidated financial statements and schedule of Winnebago Industries, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended August 30, 1997, filed with the Securities and Exchange Commission.

                                             DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
February 27, 1998